As filed with the Securities and Exchange Commission on February 8, 2021.

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Baosheng Media Group Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	7311	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 901, Block B

Jinqiu International Building, No. 6 Zhichun Road

Haidian District, Beijing, China
+86-010-82088021

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 800 Third Avenue, Suite 2800 New York, NY 10022 212-530-2206	William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona L. Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 212-588-0022

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-239800

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee
Ordinary shares, par value $0.0005 per share	1,150,000	$5.00	$5,750,000	$627.33
Underwriters’ Warrants	-	-	-	-
Ordinary shares underlying Underwriters’ Warrants (4)	60,000	$5.50	$330,000	$36.00
Total	1,210,000		$6,080,000	$663.33

(1)	Includes 150,000 additional shares that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(a) under the Securities Act.
(3)	Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, the amount of securities being registered hereunder represents no more than 20% of the securities initially registered pursuant to Registration Statement No. 333-239800. A total of 6,050,000 ordinary shares were registered under Registration Statement No. 333-239800. In no event will the aggregate amount of all securities issued by the registrant pursuant to this Registration Statement and Registration Statement No. 333-239800 exceed 7,260,000.
(4)	The Registrant will issue to Univest Securities, LLC, the representative of the underwriters warrants to purchase a number of ordinary shares equal to an aggregate of 6% of the ordinary shares sold in the offering (the “Underwriter Warrants”). The exercise price of the Underwriter Warrants is equal to 110% of the offering price of the ordinary shares offered hereby. The Underwriter Warrants are exercisable at any time, and from time to time, in whole or in part, within five years from the commencement of sale of the offering.

The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-239800) initially filed by Baosheng Media Group Holdings Limited (the “Company”) with the United States Securities and Exchange Commission (the “Commission”) on July 10, 2020, which was declared effective by the Commission on February 5, 2021, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the ordinary shares being registered
23.1	Consent of Friedman LLP, an independent registered public accounting firm
23.2	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, People’s Republic of China, on February 8, 2021.

Baosheng Media Group Holdings Limited

By:	/s/ Wenxiu Zhong
Wenxiu Zhong
Chief Executive Officer and Chairperson of the Board
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on February 8, 2021.

Signature	Title

/s/ Wenxiu Zhong	Chief Executive Officer, Chairperson of the Board
Name: Wenxiu Zhong

/s/ Yue Jin	Chief Financial Officer
Name: Yue Jin

*	Director
Name: Sheng Gong

*	Director
Name: Yu Zhong

*	Director
Name: Zuohao Hu

*	Director
Name: Adam (Xin) He

*By:	/s/ Wenxiu Zhong
Name: Wenxiu Zhong
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on February 8, 2021.

Hunter Taubman Fischer & Li LLC

By:	/s/ Ying Li
Name: Ying Li
Title: Partner and Member